UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2018

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note:

TC PipeLines, LP files this Form 8-K/A to correct editing errors in Item 5.02 to the Form 8-K filed with the Commission on February 27, 2018.  The previously filed Item 5.02 contained a typographical error with regard to Mr. Morris' effective date of his appointment to fill the role of Principal Financial Officer of the General Partner and has been corrected from "May 1, 2108" to "May 1, 2018".  This amended report amends and restates in its entirety that previously filed report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, Brandon Anderson resigned from his positions as President and Director of TC PipeLines GP, Inc. (the "General Partner"), the general partner of TC PipeLines, LP (the "Partnership"), effective May 1, 2018, to focus on his role as Senior Vice-President, U.S. Commercial with TransCanada Corporation, the ultimate parent company of the General Partner ("TransCanada").  Mr. Anderson's resignation is not the result of any disagreement with the Partnership or the General Partner.

On February 22, 2018, Nathan Brown, age 41, was appointed to fill the role of President and Director of the General Partner, effective May 1, 2018.  Mr. Brown currently serves as Principal Financial Officer and Controller of the General Partner, a position he has held since May 2014 and from which he will be resigning effective May 1, 2018.  Mr. Brown's main occupation is Vice-President, U.S. Gas Pipelines Financial Services of TransCanada, in which position he is responsible for the accounting of TransCanada's U.S. natural gas pipelines.  Mr. Brown also served as Manager of accounting for TransCanada's U.S. Pipelines West from November 2009, when he joined TransCanada, to May 2014 and Director of Financial Services for TransCanada's U.S. Pipelines from May 2014 to February 2018. In these roles, Mr. Brown was responsible for accounting, financial reporting, planning and budgeting. He also provided regulatory accounting support for rate filings, settlement negotiations, and other regulatory proceedings. Prior to joining TransCanada, Mr. Brown spent eight years in public accounting, most recently as an audit manager for Grant Thornton LLP and Ernst &Young.

On February 22, 2018, William Morris, age 55, was appointed to fill the role of Principal Financial Officer of the General Partner, effective May 1, 2018, in addition to his current role as Vice-President and Treasurer of the General Partner, a position he has held since November 2017.  He served as Treasurer of the General Partner from December 2012 to November 2017.  Mr. Morris' principal occupation is Director, Finance and Assistant Treasurer of TransCanada, a position he has held since November 2015. Prior to his current role, Mr. Morris served in positions of increasing responsibility with TransCanada, including Director of Corporate Finance from November 2012 to November 2015, Director of Risk Management from 2001 to November 2015 and Manager, Risk Management for the previous five years.  Prior to joining TransCanada, Mr. Morris spent twelve years working in both the public accounting and banking industries.

There are no arrangements or understandings between either Mr. Brown or Mr. Morris and any other person pursuant to which Mr. Brown was selected as President or Director of the General Partner or Mr. Morris was selected as Principal Financial Officer, nor are there any family relationships between either Mr. Brown or Mr. Morris and any of the General Partner's directors or executive officers. There are no transactions between either Mr. Brown or Mr. Morris and the General Partner or the Partnership that would be reportable under Item 404(a) of Regulation S-K.

On February 22, 2018, the Board of Directors of the General Partner also nominated Nadine Berge and Sean Brett for appointment to the Board of Directors by the sole stockholder of the General Partner, effective May 1, 2018, to fill the expiring terms of two employee directors, Catharine Davis and Joel Hunter.

 Ms. Berge's principal occupation is Director, Corporate Compliance and Legal Operations with TransCanada, a position she has held since December 2014.  Ms. Berge's portfolio involves directing the corporate compliance area across Canada, the US and Mexico, as well as leadership of operational matters for the TransCanada legal department in all three jurisdictions. Since joining TransCanada's legal department in May 2005, Ms. Berge has held positions of increasing responsibility prior to her current role, most recently as Senior Legal Counsel.

Mr. Brett's principal occupation is Vice-President, Risk Management with TransCanada, a position he has held since August 2015 and in which he is responsible for financial risk management.  Since joining TransCanada in March 1997, Mr. Brett has held several positions of increasing responsibility, including Vice President and Treasurer from July 2010 to August 2015.  Mr. Brett also previously served as Vice President, Commercial Operations in 2010 and as Treasurer of the General Partner from 2007 to 2008.

There are no arrangements or understandings between Ms. Berge or Mr. Brett and any other person pursuant to which they were selected for nomination for appointment as directors. There are no transactions between either Ms. Berge or Mr. Brett and the General Partner or the Partnership that would be reportable under Item 404(a) of Regulation S-K.

A copy of the news release announcing these changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits .

(d)   Exhibits

Exhibit No.	Description
99.1	News Release of TC PipeLines, LP, dated February 23, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  February 28, 2018

EXHIBIT INDEX
Exhibit No.	Description
99.1	News Release of TC PipeLines, LP, dated February 23, 2018.

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